Exhibit 99.1

News Release
Republic First Bancorp, Inc.
January 23, 2017

REPUBLIC FIRST BANCORP, INC. REPORTS FOURTH QUARTER FINANCIAL RESULTS
NET INCOME INCREASES 103% AND DEPOSITS GROW 34%

Philadelphia, PA, January 23, 2017 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended December 31, 2016.

	Twelve Months Ended
($ in millions, except per share data)	12/31/16	12/31/15	% Change

Assets	$1,924.5	$1,439.4	34%
Loans	965.0	874.8	10%
Deposits	1,677.7	1,249.3	34%
Total Revenue	$62.5	$50.0	25%
Net Income	4.9	2.4	103%
Diluted Net Income per Share	$0.12	$0.06	100%

Vernon W. Hill, II, Chairman of Republic First Bancorp said:

"Our unique, customer-oriented model has again proven to be successful. Our relentless commitment to world class customer service and convenience will continue to attract and convert Customers into Fans. Our fourth quarter results are in line with the Five Year Strategic Goals announced last year.  I look forward to continued success as we push forward with the "Power of Red is Back" expansion campaign into 2017."

Harry D. Madonna, President and Chief Executive Officer of Republic First Bancorp said:

"The fourth quarter brings to a close a tremendously successful year for our organization. Our expansion strategy continued to build momentum with the opening of three new stores during 2016. The completion of our common stock offering during the fourth quarter, combined with our proven model and the announcement of Vernon Hill as Chairman of the Board of Directors sets us up for an incredibly bright future."

Highlights for the Period Ended December 31, 2016

•
The Company completed a $100 million common stock offering during the fourth quarter of 2016. As a result, Shareholders' Equity increased to $215.1 million as of December 31, 2016 compared to $113.4 million as of December 31, 2015. This capital raise will allow the Company to execute its aggressive expansion plan over the next several years.

•
New stores opened since the beginning of the "Power of Red is Back" expansion campaign in 2014 are currently growing deposits at an average rate of $34 million per year, while the average deposit growth for all stores over the last twelve months was approximately $23 million per store.

•	Total revenue grew by 25% during 2016, while non-interest expenses grew at a rate of 19%.

•
Net income increased by 103% to $4.9 million, or $0.12 per diluted share, for the twelve months ended December 31, 2016 compared to $2.4 million, or $0.06 per diluted share, for the twelve months ended December 31, 2015. The Company continues to open new stores and increase net income despite the additional costs associated with the expansion strategy. The acquisition of Oak Mortgage has also contributed to improved earnings.

•
A new store was opened in Moorestown, NJ during the third quarter bringing the total store count to nineteen. Another location now under construction in Cherry Hill, NJ is scheduled to be completed in early 2017 and ground will soon be broken on sites in Medford, Sicklerville and Fairless Hills.  There are also several additional sites in various stages of development for future store locations.

•	Total assets increased by $485 million, or 34%, to $1.9 billion as of December 31, 2016 compared to $1.4 billion as of December 31, 2015.

•	Total deposits increased by $428 million, or 34%, to $1.7 billion as of December 31, 2016 compared to $1.2 billion as of December 31, 2015.

•	Total loans grew $90 million, or 10%, to $965 million as of December 31, 2016 compared to $875 million at December 31, 2015.

•
SBA lending continued to be an important part of the Company's lending strategy. More than $14 million in new SBA loans were originated during the three month period ended December 31, 2016. Our team is currently ranked as the #1 SBA lender in the New Jersey and southeastern Pennsylvania market based on the dollar volume of loan originations.

•	The Company's Total Risk-Based Capital ratio was 18.99% and Tier I Leverage Ratio was 12.74% at December 31, 2016.

•	Book value per common share increased to $3.79 as of December 31, 2016 compared to $3.00 as of December 31, 2015.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended			Twelve Months Ended
	12/31/16	12/31/15	% Change	12/31/16	12/31/15	% Change

Total Revenue	$16,954	$15,727	8%	$62,482	$49,998	25%
Provision for Loan Losses	-	500	(100%)	1,557	500	211%
Non-interest Expenses	15,507	14,446	7%	56,099	47,091	19%
Net Income	1,497	790	89%	4,945	2,433	103%
Diluted Net Income per Share	$0.03	$0.02	50%	$0.12	$0.06	100%

The Company reported net income of $1.5 million, or $0.03 per diluted share, for the three month period ended December 31, 2016, compared to net income of $790 thousand, or $0.02 per diluted share, for the three month period ended December 31, 2015. Net income for the twelve month period ended December 31, 2016 was $4.9 million, or $0.12 per diluted share, compared to net income of $2.4 million, or $0.06 per diluted share, for the twelve months ended December 31, 2015.

Total revenue increased by $1.2 million, or 8%, to $17.0 million for the three month period ended December 31, 2016, compared to $15.7 million for the three month period ended December 31, 2015.  This increase is primarily attributable to higher net interest income as a result of the strong growth in interest-earning assets over the last twelve months driven by the Company's "Power of Red is Back" expansion program.

Non-interest income decreased to $4.3 million for the three month period ended December 31, 2016 compared to $4.7 million for the three month period ended December 31, 2015.  This decrease was primarily driven by a one-time insurance settlement in the amount of $2.6 million received in the fourth quarter of 2015 which did not recur in 2016.  This decrease was partially offset by the addition of a residential mortgage origination team during 2016 which drove an increase in the gain on the sale of loans.

Non-interest expenses increased by $1.1 million, or 7%, to $15.5 million during the three month period ended December 31, 2016 compared to $14.4 million during the three months ended December 31, 2015. This increase was mainly caused by the addition of expenses related to the residential mortgage division which was acquired in July 2016. Salaries and employee benefits were also higher at the Bank as a result of annual merit increases along with increased staffing levels related to our growth strategy of adding and relocating stores. Occupancy and equipment expenses associated with the growth and relocation strategy also contributed to the increase in non-interest expenses.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	12/31/16	12/31/15	% Change	09/30/16	% Change

Total assets	$1,924,526	$1,439,443	34%	$1,734,462	11%
Total loans (net)	955,817	866,066	10%	936,088	2%
Total deposits	1,677,670	1,249,298	34%	1,582,232	6%
Total core deposits	1,677,403	1,239,422	35%	1,581,967	6%

Total assets increased by $485.1 million, or 34%, as of December 31, 2016 when compared to December 31, 2015.  Deposits grew by $428.4 million to $1.7 billion as of December 31, 2016 compared to $1.2 billion as of December 31, 2015. The number of deposit accounts has grown by 41% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the addition of new stores and the successful execution of the Company's aggressive growth strategy referred to as "The Power of Red is Back."

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	12/31/16	12/31/15	% Change	09/30/16	% Change	4th Qtr 2016 Cost of Funds

Demand noninterest-bearing	$324,912	$243,696	33%	$302,372	7%	0.00%
Demand interest-bearing	605,950	381,499	59%	587,197	3%	0.40%
Money market and savings	635,644	556,525	14%	583,536	9%	0.45%
Certificates of deposit	110,897	57,702	92%	108,862	2%	1.14%
Total core deposits	$1,677,403	$1,239,422	35%	$1,581,967	6%	0.39%

Core deposits increased to $1.7 billion at December 31, 2016 compared to $1.2 billion at December 31, 2015 as the Company moves forward with its growth strategy to increase the number of stores and expand its customer-centric banking model which drives the gathering of low-cost, core deposits. The Company recognized strong growth in all deposit account categories on a year to year basis as a result of the successful execution of its strategy.

Lending

Loans by type are as follows (dollars in thousands):

Description	12/31/16	% of Total	12/31/15	% of Total	09/30/16	% of Total

Commercial real estate	$378,519	39%	$349,726	40%	$376,466	40%
Construction and land development	61,453	6%	46,547	5%	48,983	5%
Commercial and industrial	174,744	18%	181,850	21%	186,126	20%
Owner occupied real estate	276,986	29%	246,398	28%	268,435	28%
Consumer and other	63,588	7%	47,868	6%	58,622	6%
Residential mortgage	9,682	1%	2,380	0%	6,909	1%
Gross loans	$964,972	100%	$874,769	100%	$945,541	100%

Gross loans increased by $90.2 million, or 10%, to $965.0 million at December 31, 2016 compared to $874.8 million at December 31, 2015 as a result of the steady flow in quality loan demand over the last twelve months and continued success with the relationship banking model.  The Company experienced strongest growth in the commercial real estate and owner occupied real estate categories.

Asset Quality

The Company's non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	12/31/16	09/30/16	12/31/15

Non-performing assets / capital and reserves	13%	23%	20%
Non-performing assets / total assets	1.51%	1.72%	1.66%
Quarterly net loan charge-offs / average loans	0.12%	(0.04%)	0.06%
Allowance for loan losses / gross loans	0.95%	1.00%	0.99%
Allowance for loan losses / non-performing loans	48%	49%	69%

The percentage of non-performing assets to total assets decreased to 1.51% at December 31, 2016, compared to 1.66% at December 31, 2015.  The ratio of non-performing assets to capital and reserves decreased to 13% at December 31, 2016 compared to 20% at December 31, 2015 as a result of the completion of the common stock offering during the fourth quarter of 2016.

Capital

The Company's capital ratios at December 31, 2016 were as follows:

	Actual 12/31/16	Regulatory Guidelines "Well Capitalized"

Leverage Ratio	12.74%	5.00%
Common Equity Ratio	16.59%	6.50%
Tier 1 Risk Based Capital	18.28%	8.00%
Total Risk Based Capital	18.99%	10.00%
Tangible Common Equity	10.91%	n/a

Total shareholders' equity increased to $215.1 million at December 31, 2016 compared to $113.4 million at December 31, 2015. Tangible book value per share increased to $3.70 at December 31, 2016 compared to $3.00 per share at December 31, 2015.  The Company completed a common stock offering in the amount of $100 million during the fourth quarter of 2016.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its nineteen stores located in the Greater Philadelphia and Southern New Jersey market place.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank also offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network.  For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral "forward-looking statements", including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein, including those related to our Five Year Strategic Goals, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2015 and other documents the Company files from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:	Republic First Bancorp, Inc.

Contact:	Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,	December 31,
(dollars in thousands, except per share amounts)	2016	2016	2015

ASSETS
Cash and due from banks	$19,830	$23,061	$13,777
Interest-bearing deposits and federal funds sold	14,724	126,980	13,362
Total cash and cash equivalents	34,554	150,041	27,139

Securities - Available for sale	369,739	299,385	284,795
Securities - Held to maturity	432,499	220,470	172,277
Restricted stock	1,366	1,366	3,059
Total investment securities	803,604	521,221	460,131

Loans held for sale	28,065	29,715	3,653

Loans receivable	964,972	945,541	874,769
Allowance for loan losses	(9,155)	(9,453)	(8,703)
Net loans	955,817	936,088	866,066

Premises and equipment	57,040	55,573	46,164
Other real estate owned	10,174	10,271	11,313
Other assets	35,272	31,553	24,977

Total Assets	$1,924,526	$1,734,462	$1,439,443

LIABILITIES
Non-interest bearing deposits	$324,912	$302,372	$243,695
Interest bearing deposits	1,352,758	1,279,860	1,005,603
Total deposits	1,677,670	1,582,232	1,249,298
Short-term borrowings	-	-	47,000
Subordinated debt	22,476	22,476	22,476
Other liabilities	9,327	10,102	7,294

Total Liabilities	1,709,473	1,614,810	1,326,068

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	573	384	384
Additional paid-in capital	253,570	153,887	152,897
Accumulated deficit	(27,888)	(29,385)	(32,833)
Treasury stock at cost	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	(183)	(183)	(183)
Accumulated other comprehensive loss	(7,294)	(1,326)	(3,165)

Total Shareholders' Equity	215,053	119,652	113,375

Total Liabilities and Shareholders' Equity	$1,924,526	$1,734,462	$1,439,443

Republic First Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands, except per share amounts)	2016	2016	2015	2016	2015

INTEREST INCOME
Interest and fees on loans	$10,826	$10,707	$9,786	$41,787	$37,781
Interest and dividends on investment securities	3,636	2,764	2,565	11,967	7,377
Interest on other interest earning assets	174	149	55	473	278
Total interest income	14,636	13,620	12,406	54,227	45,436

INTEREST EXPENSE
Interest on deposits	1,650	1,531	1,137	5,669	4,266
Interest on borrowed funds	296	303	282	1,194	1,115
Total interest expense	1,946	1,834	1,419	6,863	5,381

Net interest income	12,690	11,786	10,987	47,364	40,055
Provision for loan losses	-	607	500	1,557	500

Net interest income after provision for loan losses	12,690	11,179	10,487	45,807	39,555

NON-INTEREST INCOME
Service fees on deposit accounts	748	686	506	2,658	1,719
Gain on sale of loans	2,723	4,413	455	9,718	3,139
Gain on sale of investment securities	-	2	35	656	108
Other non-interest income	793	310	3,744	2,086	4,977
Total non-interest income	4,264	5,411	4,740	15,118	9,943

NON-INTEREST EXPENSE
Salaries and employee benefits	8,268	7,731	5,821	28,602	22,488
Occupancy and equipment	2,424	2,586	2,259	9,627	8,009
Legal and professional fees	560	511	584	2,039	2,183
Foreclosed real estate	572	702	3,066	2,182	4,239
Regulatory assessments and related fees	402	296	337	1,413	1,248
Other operating expenses	3,281	3,456	2,379	12,236	8,924
Total non-interest expense	15,507	15,282	14,446	56,099	47,091

Income before benefit for income taxes	1,447	1,308	781	4,826	2,407

Benefit for income taxes	(50)	(32)	(9)	(119)	(26)

Net income	$1,497	$1,340	$790	$4,945	$2,433

Net Income per Common Share
Basic	$0.03	$0.04	$0.02	$0.13	$0.06
Diluted	$0.03	$0.03	$0.02	$0.12	$0.06

Average Common Shares Outstanding
Basic	43,456	37,916	37,826	39,281	37,818
Diluted	44,317	38,375	38,246	39,865	38,094

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	December 31, 2016			September 30, 2016			December 31, 2015

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other interest-earning assets	$135,214	$174	0.51%	$114,260	$149	0.52%	$65,611	$55	0.33%
Securities	649,649	3,731	2.30%	477,601	2,858	2.39%	409,141	2,656	2.60%
Loans receivable	970,391	10,965	4.50%	966,106	10,848	4.47%	855,124	9,870	4.58%
Total interest-earning assets	1,755,254	14,870	3.37%	1,557,967	13,855	3.54%	1,329,876	12,581	3.75%

Other assets	104,825			103,826			85,340

Total assets	$1,860,079			$1,661,793			$1,415,216

Interest-bearing liabilities:

Demand non interest-bearing	$325,495			$282,571			$252,514
Demand interest-bearing	613,828	617	0.40%	533,222	553	0.41%	393,384	392	0.40%
Money market & savings	629,646	716	0.45%	583,256	677	0.46%	552,673	578	0.41%
Time deposits	110,488	317	1.14%	104,701	301	1.14%	71,463	167	0.93%
Total deposits	1,679,457	1,650	0.39%	1,503,750	1,531	0.41%	1,270,034	1,137	0.36%

Total interest-bearing deposits	1,353,962	1,650	0.48%	1,221,179	1,531	0.50%	1,017,520	1,137	0.44%

Other borrowings	22,513	296	5.23%	29,938	303	4.03%	23,087	282	4.85%

Total interest-bearing liabilities	1,376,475	1,946	0.56%	1,251,117	1,834	0.58%	1,040,607	1,419	0.54%

Total deposits and other borrowings	1,701,970	1,946	0.45%	1,533,688	1,834	0.48%	1,293,121	1,419	0.44%

Non interest-bearing liabilities	10,965			9,247			7,901
Shareholders' equity	147,144			118,858			114,194
Total liabilities and shareholders' equity	$1,860,079			$1,661,793			$1,415,216

Net interest income		$12,924			$12,021			$11,162
Net interest spread			2.81%			2.96%			3.21%

Net interest margin			2.93%			3.07%			3.33%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the twelve months ended			For the twelve months ended
(dollars in thousands)	December 31, 2016			December 31, 2015

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other interest-earning assets	$92,452	$473	0.51%	$106,876	$278	0.26%
Securities	506,545	12,346	2.44%	309,018	7,692	2.49%
Loans receivable	936,492	42,304	4.52%	820,820	38,072	4.64%
Total interest-earning assets	1,535,489	55,123	3.59%	1,236,714	46,042	3.72%

Other assets	97,510			74,505

Total assets	$1,632,999			$1,311,219

Interest-bearing liabilities:

Demand non interest-bearing	$284,326			$235,810
Demand interest-bearing	510,745	2,088	0.41%	349,055	1,401	0.40%
Money market & savings	586,750	2,639	0.45%	508,846	2,170	0.43%
Time deposits	89,713	942	1.05%	73,819	695	0.94%
Total deposits	1,471,534	5,669	0.39%	1,167,530	4,266	0.37%

Total interest-bearing deposits	1,187,208	5,669	0.48%	931,720	4,266	0.46%

Other borrowings	28,079	1,194	4.25%	22,640	1,115	4.92%

Total interest-bearing liabilities	1,215,287	6,863	0.56%	954,360	5,381	0.56%
Total deposits and other borrowings	1,499,613	6,863	0.46%	1,190,170	5,381	0.45%

Non interest-bearing liabilities	8,867			7,340
Shareholders' equity	124,519			113,709
Total liabilities and
shareholders' equity	$1,632,999			$1,311,219

Net interest income		$48,260			$40,661
Net interest spread			3.03%			3.16%

Net interest margin			3.14%			3.29%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2016	2016	2015	2016	2015

Balance at beginning of period	$9,453	$8,761	$8,323	$8,703	$11,536

Provision charged to operating expense	-	607	500	1,557	500
	9,453	9,368	8,823	10,260	12,036

Recoveries on loans charged-off:
Commercial	1	88	1	169	58
Consumer	2	-	1	2	34
Total recoveries	3	88	2	171	92

Loans charged-off:
Commercial	(290)	(3)	(122)	(1,265)	(3,425)
Consumer	(11)	-	-	(11)	-

Total charged-off	(301)	(3)	(122)	(1,276)	(3,425)

Net (charge-offs)/recoveries	(298)	85	(120)	(1,105)	(3,333)

Balance at end of period	$9,155	$9,453	$8,703	$9,155	$8,703

Net charge-offs as a percentage of average loans outstanding	0.12%	(0.04%)	0.06%	0.12%	0.41%

Allowance for loan losses as a percentage of period-end loans	0.95%	1.00%	0.99%	0.95%	0.99%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2016	2016	2016	2016	2015

Non-accrual loans:
Commercial real estate	$17,758	$18,331	$18,070	$11,057	$12,080
Consumer and other	836	1,007	772	762	542
Total non-accrual loans	18,594	19,338	18,842	11,819	12,622

Loans past due 90 days or more and still accruing	302	153	-	8,037	-

Total non-performing loans	18,896	19,491	18,842	19,856	12,622

Other real estate owned	10,174	10,271	11,974	11,393	11,313

Total non-performing assets	$29,070	$29,762	$30,816	$31,249	$23,935

Non-performing loans to total loans	1.96%	2.06%	2.03%	2.21%	1.44%

Non-performing assets to total assets	1.51%	1.72%	1.95%	2.11%	1.66%

Non-performing loan coverage	48.45%	48.50%	46.50%	45.47%	68.95%

Allowance for loan losses as a percentage of total period-end loans	0.95%	1.00%	0.94%	1.00%	0.99%

Non-performing assets / capital plus allowance for loan losses	12.97%	23.05%	24.20%	24.87%	19.61%